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                                                                   EXHIBIT 4.13


                            AMENDMENT AGREEMENT NO. 4
                             TO AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 25th day of February, 1999, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (the "Agent"), as Agent for the lenders (the "Lenders") party to the Amended and Restated Revolving Credit and Reimbursement Agreement dated December 30, 1997, as amended by Amendment Agreement No. 1 dated as of March 12, 1998, Amendment Agreement No. 2 dated as of August 7, 1998, and Amendment Agreement No. 3 dated as of February 10, 1999, among such Lenders, Borrower and the Agent (the "Agreement") and the Lender party to this Amendment Agreement.

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Borrower, the Agent, NationsBank, N.A., Scotiabanc Inc. and SunTrust Bank, South Florida, N.A. (the "Existing Lenders") have entered into the Agreement pursuant to which the Existing Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $50,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, First Union National Bank (the "New Lender") has agreed to provide the Borrower Revolving Loans up to $15,000,000 thereby increasing the Total Revolving Credit Commitment to $65,000,000 and the parties hereto desire to amend the Agreement in the manner herein set forth effective as of the date hereof;

         NOW, THEREFORE, the Borrower, the Agent and the New Lender do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENTS. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, by deleting EXHIBIT A and inserting in lieu thereof EXHIBIT A attached hereto, and the New Lender agrees by the execution of this Amendment Agreement that it shall be a party to the Agreement and shall provide to the Borrower its Revolving Credit Commitment.


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         3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

            (a) The representations and warranties made by Borrower in Article VI of the Agreement are true on and as of the date hereof;

            (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.17 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

            (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

            (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         4. CONDITIONS. As a condition to the effectiveness of this Amendment Agreement, the Borrower shall deliver, or cause to be delivered to the Agent, the following:

            (a) Five (5) executed counterparts of this Amendment Agreement duly; and

            (b) A fully-executed Note payable to the New Lender in the amount of the New Lender's Revolving Credit Commitment.

         5. OTHER DOCUMENTS. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of the Borrower to enter into the transactions contemplated by this Amendment Agreement, in each case such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

         6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty.


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Each of the parties hereto acknowledges that, except as in this Amendment
Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]






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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first written above.

                                    BORROWER:

                                   THE WACKENHUT CORPORATION

WITNESS:

/s/ KIMBERLY W. ARMBRUSTER          By: /s/ MILDRED F. SMITH
---------------------------             -------------------------
                                    Name:     Mildred F. Smith
 --------------------------         Title:    Vice President




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                                      NATIONSBANK, NATIONAL ASSOCIATION,
                                      as Agent for the Lenders

                                      By: /s/ JOHN E. WILLIAMS
                                          -------------------------------
                                          Name:    John E. Williams
                                          Title:   Senior Vice President




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                                         FIRST UNION NATIONAL BANK

By: /s/ M. WALKER DUVALL
    --------------------------
                                          Name:    M. Walker Duvall
                                                   ---------------------
                                          Title:   Senior Vice President

                                          Lending Office:
                                          77 Camino Real, 2nd Floor
                                          Boca Raton, Florida 33432

                                          Wire Transfer Instruction
                                          First Union National Bank

                                          -------------------------
                                          ABA #
                                                -------------------
                                          Attention:
                                                    ---------------
                                          Reference: The Wackenhut Corporation




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                                    EXHIBIT A

                        Applicable Commitment Percentages


                                                                  Applicable
                                   Revolving Credit               Commitment
Lender                                Commitment                  Percentage
------                             ----------------              -------------
NationsBank, N.A.                    $20,000,000                 30.769230769%

Scotiabanc Inc.                      $15,000,000                 23.076923077%

SunTrust Bank, South Florida, N.A.   $15,000,000                 23.076923077%

First Union National Bank            $15,000,000                 23.076923077%
                                      ----------                 ------------

Total                                $65,000,000                 100%





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